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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): March 15, 2006
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                              IElement Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


         Nevada                      000-29331                  76-0270295
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(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File number)             Identification No.)

17194 Preston Road Suite 102, PMB 341, Dallas, Texas             75248
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 (Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code: (214) 254-3425
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02(A) - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
               RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         Due to the company's decision to reclassify our March 1, 2003 transaction with Integrated Communications Consultants Corporation (ICCC) as a recapitalization, we have restated the previously issued financial statements for the year ended March 31, 2006 and the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 (collectively the "Restated Periods"). The information in Item 4.02(a) is incorporated herein by reference.

         On July 14, 2006, we concluded that the previously issued financial statements for the Restated Periods contained in the annual and quarterly reports should not be relied upon because of the need to reclassify the March 1, 2003 transaction with ICCC as a recapitalization.

         The original classification resulted in the overstatement of Intangible Assets. As a result of the restatement, the financial statements were revised as follows:

         The $2,079,665 originally classified as Goodwill was removed.

         Our Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) in this Current Report on Form 8-K with Bagell, Josephs, Levine & Company, L.L.C., our independent registered public accounting firm.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 19, 2006                          IELEMENT CORPORATION
                                             By: /s/ Ivan Zweig
                                                 -------------------------------
                                                 Name: Ivan Zweig
                                                 Title: Chief Executive Officer